UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2010

FBC HOLDING INC.

(Exact name of registrant as specified in charter)

Nevada	000-52854	71-1026782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

66 Piscataqua Road Dover, NH	03820
(Address of principal executive offices)	(Zip Code)

(603) 540-0828

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On July 22, 2010, FBC Holding, Inc. (the “Company”) received a resignation notice from Christopher LeClerc as Secretary of the Company.  Mr. LeClerc’s resignation was not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

On July 22, 2010, the Company appointed Brian Lehmann as its new Secretary.

Mr. Lehmann has over 22 years of business and technical experience in outsourced services, software and technology fields, with particular strengths in corporate development, marketing, product management, business development and software development.  From 2005 until present, Mr. Lehmann has been Chief Executive Officer of Prestige Employee Administrators Inc., a private company that provides outsourced human resources services to over 250 Small & Medium Businesses in 32 States.

Mr. Lehmann will serve as our officer until his duly elected successor is appointed or he resigns.  There are no arrangements or understandings between him and any other person pursuant to which he was selected as an officer.  There are no family relationship between Mr. Lehmann and any of our officers or directors.  Mr. Lehmann has not held any other directorships in a company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FBC HOLDING INC.

Date: July 23, 2010	By: /s/ Christopher LeClerc
Christopher LeClerc, President